OMB APPROVAL
OMB Number: 3235-0060 Expires: October 31, 2007 Estimated average burden hours per response.........38.0
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 23, 2007

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154 Avenue E Bayonne, NJ 07002
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code	(201) 436-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On January 23, 2007, the Compensation Committee approved increases in the incentive bonus targets for each of the named executive officers of Maidenform Brands, Inc. (the “Company”) for the 2007 fiscal year pursuant to the Company’s 2005 Annual Performance Bonus Plan (the “Plan”). After giving effect to such increases, the incentive bonus target for the 2007 fiscal year for each of Thomas J. Ward, Maurice S. Reznik, Dorvin D. Lively and Steven N. Masket is 125%, 110%, 80%, 55%, respectively, of their base salary. The maximum aggregate bonus level for an individual under the Plan remains 180% of such individual’s target annual incentive bonus target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: January 29, 2007	By:	/s/ Dorvin D. Lively
Name: Dorvin D. Lively
Title: Chief Financial Officer